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                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

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To:       INS Employee Shareholders
From:     Kevin Laughlin, CFO
Subject:  Annual Shareholders Meeting

I am sending this message about an important corporate matter relating to INS and to you as a fellow shareholder of the Company.

You may already have received your proxy materials in the mail. I encourage you to read your proxy statement carefully examining all of the proposals and to VOTE your INS shares at this year's annual meeting. If you don't take action to vote your shares, it will have the same effect as a "no" vote. Contrary to common belief, we cannot vote for you. The vote could be close, and your vote will be important. Please return your completed proxy form before the annual meeting on Thursday, October 29.

INS is currently seeking approval from its shareholders on a number of issues all of which are detailed in your proxy statement. Of particular note is the proposal to change the state of incorporation from California to Delaware. INS faces a particularly difficult vote on the reincorporation issue. Large institutions own a significant portion of our stock. Most of them vote against reincorporations of this type because Delaware law can provide more flexibility and protection for companies in certain hostile takeover situations. I want to emphasize that while we welcome this additional flexibility, it is not the primary reason for changing the location of our legal state of incorporation.

The principal reasons for the proposed reincorporation are the greater flexibility of Delaware corporate law and the substantial body of case law interpreting that law. Many public technology companies headquartered in California and others around the country are incorporated in Delaware.

INS' Board of Directors and I support reincorporation because we believe that the Company and its shareholders will benefit from the well-established principles of corporate governance that Delaware law provides.

It is important to note that reincorporation will NOT result in any change in the name, board members, business, management, employee benefit plans, operations, payment of taxes or location of facilities or employees of the Company. Your proxy statement describes the proposal in detail.

Again, your vote is important. Please return your completed proxy form before the annual meeting on Thursday, October 29.

If you have any questions, please call Legal - Susan Thornton (x292), Investor Relations - Ann Candelario (x151), or Stock Programs - Karen Smith
(x231).

Thanks,

Kevin